UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2019

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Gateway Drive; Suite 150

Irving, TX 75063

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	RETA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

The Board of Directors of Reata Pharmaceuticals, Inc. (the “Company”) appointed Manmeet S. Soni as the Chief Financial Officer and Executive Vice President of the Company effective upon the commencement of his employment with the Company on August 28, 2019 (the “Start Date”). Mr. Soni will report to the Company’s Chief Executive Officer and President, J. Warren Huff, and will provide strategic leadership in the overall financial management of the Company, including finance and accounting, information technology, corporate strategy, corporate communications, and investor relations.

Effective upon Mr. Soni’s appointment, Jason D. Wilson, who has been with the Company since 2006 and served as Chief Financial Officer and Executive Vice President of Strategy, will remain with the Company and will serve in the newly-created role of the Company’s Executive Vice President of Operations. Mr. Wilson will continue to report to the Chief Executive Officer and will oversee the Company’s operations functions, including program and clinical operations, manufacturing, bioinformatics, quality, global alliances, and human resources.

Prior to joining the Company, Mr. Soni, age 41, served as Senior Vice President and Chief Financial Officer of Alnylam Pharmaceuticals, Inc. from May 2017 until August 2019. From March 2016 to February 2017, Mr. Soni served as the Executive Vice President, Chief Financial Officer, and Treasurer of ARIAD Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, when ARIAD was acquired by Takeda Pharmaceutical Company Limited. Mr. Soni continued as an employee of ARIAD through May 2017. Previously, Mr. Soni served as Chief Financial Officer and Treasurer of Pharmacyclics, Inc., a publicly-held biopharmaceutical company, until its acquisition by AbbVie, Inc. in May 2015, after which he supported AbbVie during the post-acquisition transition through September 2015. He first joined Pharmacyclics in September 2012 as Corporate Controller and was promoted to serve as Principal Accounting and Financial Officer, Treasurer in August 2013, prior to being appointed as Chief Financial Officer and Treasurer in February 2014. Prior to joining Pharmacyclics, Mr. Soni worked at ZELTIQ Aesthetics Inc., a publicly-held medical technology company as Corporate Controller. Prior to ZELTIQ, Mr. Soni worked at PricewaterhouseCoopers from June 2007 to January 2012 in their Life Science and Venture Capital Group. Prior to that, he worked at PricewaterhouseCoopers India, providing audit and assurance services. Mr. Soni serves as a member of the board of directors of Pulse Biosciences, Inc. and Arena Pharmaceuticals, Inc. Mr. Soni graduated from Hansraj College at Delhi University in India. He is a certified public accountant and completed his Chartered Accountancy from the Institute of Chartered Accountants of India.

On the Start Date, the Company entered into an employment agreement with Mr. Soni (the “Employment Agreement”). The initial term of the Employment Agreement is four years and the term will automatically renew annually for successive one-year periods unless either party provides written notice of non-renewal at least 30 days prior to the expiration of the initial term or any renewal term.

Under the terms of the Employment Agreement, Mr. Soni will receive (i) an annualized base salary of $530,000 and (ii) a sign-on bonus of $150,000, payable on the date of his first salary payment. In addition, Mr. Soni is eligible to receive (a) an annual bonus, with the target value of such bonus to be equal to 40% of his annual base salary (prorated for 2019 based on months of service), and (b) annual equity awards under the Company’s Second Amended and Restated Long Term Incentive Plan (the “Incentive Plan”). Mr. Soni will also be reimbursed for certain relocation and temporary housing expenses.

In addition, pursuant to the Employment Agreement, Mr. Soni was granted the following one-time equity awards under the Incentive Plan on the Start Date: (i) a stock option to purchase 250,000 shares of the Company’s Class B common stock (“Stock’) at a per share exercise price equal to the closing sales price of the Company’s Class A common stock on August 28, 2019, or $72.70, which will vest over a period of four years, with 25% of the shares vesting on August 28, 2020, and the remaining shares vesting in equal amounts quarterly thereafter (the “Time-Vested Option”), (ii) a stock option to purchase 50,000 shares of Stock at a per share exercise price of $72.70, which will vest in accordance with certain performance goals (the “Performance-Based Options”), and (iii) 50,000 performance-based restricted stock units (the “RSUs”). The Performance-Based Options and the RSUs vest based upon the achievement of pre-established targets for gross product sales revenue over the ten-year performance period for such awards.

The Employment Agreement contains the Company’s standard provisions relating to termination of employment that are contained  in the employment agreements of the Company’s other Executive Vice Presidents, copies of which are filed as Exhibits 10.3, 10.4, 10.6, and 10.7 to the Company’s Form S-3 Registration Statement (File No. 333-218915) filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2017 and a description of which is included in the Company’s proxy statement on Schedule 14A filed with the SEC on April 30, 2019 and is incorporated herein by reference.In addition to the standard termination provisions applicable to other Executive Vice Presidents of the Company, the Employment Agreement provides that, upon a termination of employment by the Company without “cause” more than six months prior to a “change in control” or more than two years after a “change in control” (each quoted term as defined in the Employment Agreement), the Performance-Based Option and the RSUs shall immediately vest at the date of termination to the same extent the Time-Vested Option is vested as of the date of termination. Additionally, the Employment Agreement expands the definition of “good reason” to include Mr. Soni’s resignation during the two-year period following a “change in control” if he is not serving as the Chief Financial Officer and Executive Vice President of (x) the Company, (y) its successor, or (z) if the Company or its successor is not the ultimate parent company after a “change in control,” the ultimate parent company.

The foregoing descriptions of the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement, a copy of which will be filed with the SEC on the Company’s next Quarterly Report on Form 10-Q.

Also in connection with Mr. Soni’s appointment as the Chief Financial Officer and Executive Vice President of the Company, Mr. Soni entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-208843) filed with the SEC on January 4, 2016 and is incorporated herein by reference. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Soni for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him in any action or proceeding arising out of his service as an executive officer of the Company.

Item 7.01 Regulation FD Disclosure.

On August 28, 2019, the Company issued a press release announcing Mr. Soni’s appointment as the Company’s Chief Financial Officer and Executive Vice President, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01.Financial Statements and Exhibits.

Exhibit Number	Description
99.1*	Press release dated August 28, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: August 28, 2019	By:	/s/ J. Warren Huff
J. Warren Huff
Chief Executive Officer

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